LifeVantage Announces Financial Results for the
First Quarter of Fiscal 2019

First Quarter Revenue Growth Accelerates to 13.2% Year over Year and 2.9% Sequentially
Raising Fiscal 2019 Revenue Guidance

Salt Lake City, UT, November 1, 2018, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its first quarter ended September 30, 2018.
First Quarter Fiscal 2019 Summary:

•	Revenue increased 13.2% to $55.6 million year over year and 2.9% sequentially;

•	Revenue in the Americas increased 13.6% year over year and 1.4% sequentially. Revenue in Asia/Pacific & Europe increased 12.1% year over year and 7.5% sequentially;

•	Active independent distributors increased 4.8% and active customers increased 9.2% year over year;

•	Adjusted EBITDA increased 22.5% year over year to $3.3 million;

•	Earnings per diluted share were $0.06, consistent with the prior year period;

•	Adjusted earnings per diluted share were $0.07, consistent with the prior year period; and

•	Raising fiscal 2019 revenue guidance to a range of $215 million to $225 million.
* All year over year growth rates compare the first quarter of fiscal 2019 to the first quarter of fiscal 2018. All sequential growth rates compare the first quarter of fiscal 2019 to the fourth quarter of fiscal 2018.
"We had a strong first quarter with broad based growth in sales and active members (total active distributors and customers). Our recent launch in Taiwan was a significant success, already delivering the third highest sales by country across our global footprint during the month of September. Given the strong sales trends, we are increasing our fiscal 2019 revenue guidance,” stated LifeVantage President and Chief Executive Officer Darren Jensen. “At our most recent event, we announced the launch of our newest product category — True Science hair care. The successful launch of this product led to our selling through nearly all of our total initial inventory during our Global Convention. As we look forward, we will continue to focus on our key initiatives, including additional geographical expansion and product innovation later in fiscal 2019.”
First Quarter Fiscal 2019 Results
For the first fiscal quarter ended September 30, 2018, the Company reported revenue of $55.6 million, an increase of 13.2% as compared to $49.1 million in the first quarter of fiscal 2018. Revenue in the Americas for the first quarter increased 13.6% compared to the first quarter of fiscal 2018 and revenue in the Asia/Pacific & Europe region increased 12.1% compared to the first quarter of fiscal 2018. Revenue for the first quarter of fiscal 2019 was negatively impacted $0.3 million, or 0.6%, by foreign currency fluctuations associated with revenue generated in several international markets when compared to the first quarter of fiscal 2018.
Gross profit for the first quarter of fiscal 2019 was $46.4 million, or 83.5% of revenue, compared to $40.4 million, or 82.2% of revenue, for the same period in fiscal 2018. The increase in gross margin reflected the benefits of a price increase during the second half of fiscal 2018 and changes to product and market mix.
Commissions and incentives expense for the first quarter of fiscal 2019 was $27.8 million, or 50.0% of revenue, compared to $23.4 million, or 47.6% of revenue, for the same period in fiscal 2018. The year over year increase is due to the success of our Red Carpet program and Pace Setter promotions, incentive events held during the first quarter, and typical variations that occur based on revenue mix each period.

Selling, general and administrative expense (SG&A) for the first quarter of fiscal 2019 was $17.3 million, or 31.1% of revenue, compared to $15.6 million, or 31.7% of revenue, for the same period in fiscal 2018. Adjusted for nonrecurring legal and accounting expenses of $0.2 million, partially offset by a benefit associated with executive severance, recruiting and transition expenses of $0.1 million, adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2019 were $17.1 million or 30.8% of revenue. Adjusted for class-action lawsuit expense of $0.2 million, and recruiting and transition expenses and other nonrecurring legal expenses of $0.1 million, adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2018 were $15.3 million or 31.1% of revenue. The $1.9 million year over year increase in non-GAAP SG&A primarily reflects additional event expenses during the first quarter of fiscal 2019 due to the volume and timing of events, an increase in incentive compensation expenses, and increased staffing levels that occurred in the second half of fiscal 2018.
Operating income for the first quarter of fiscal 2019 was $1.3 million, compared to $1.4 million for the first quarter of fiscal 2018. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the first quarter of fiscal 2019 was $1.5 million compared to $1.7 million for the first quarter of fiscal 2018.
Adjusted EBITDA was $3.3 million for the first quarter of fiscal 2019, compared to $2.7 million for the comparable period in fiscal 2018.
Net income for the first quarter of fiscal 2019 was $0.9 million, or $0.06 per diluted share. This compares to net income for the first quarter of fiscal 2018 of $0.8 million, or $0.06 per diluted share. Accounting for the non-GAAP adjustments noted previously, net of tax impacts of these adjustments of $35,000, adjusted non-GAAP net income for the first quarter of fiscal 2019 was $1.0 million, or $0.07 per diluted share, compared to adjusted non-GAAP net income of $1.0 million, or $0.07 per diluted share, for the comparable period of fiscal 2018. Non-GAAP adjustments to net income during the first quarter of fiscal 2018 included the SG&A expenses noted previously, net of $0.1 million of income tax expense associated with the adjustments.
Balance Sheet & Liquidity
The Company generated $2.4 million of cash from operations during the first quarter of fiscal 2019 compared to $2.5 million in the comparable period of fiscal 2018. The Company's cash and cash equivalents at September 30, 2018 were $17.1 million, compared to $16.7 million at June 30, 2018. Total debt at September 30, 2018 was $4.9 million compared to $5.4 million at June 30, 2018.
Fiscal Year 2019 Guidance
The Company is raising its revenue guidance for fiscal 2019 to a range of $215 million to $225 million, up from the prior range of $210 million to $220 million. The Company is maintaining its fiscal 2019 non-GAAP adjusted earnings per share in the range of $0.54 to $0.58. The significant increase in the Company's share price over the last 6 months has led to increases in the diluted share count and stock-based compensation expenses that are each directly correlated to the share price and difficult to forecast over the remainder of fiscal 2019. The impact of these items will not affect expected growth in adjusted EBITDA, which the Company expects will more closely correlate with anticipated revenue growth. The Company's adjusted non-GAAP earnings per diluted share guidance excludes any non-operating or non-recurring expenses that may materialize during fiscal 2019. The Company is not providing GAAP earnings per diluted share guidance for fiscal 2019 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.

Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MDT (4:30 p.m. EDT). Investors interested in participating in the live call can dial (888) 394-8218 from the U.S. International callers can dial (323) 701-0225. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, November 8, 2018, by dialing (844) 512-2921 from the U.S. and entering confirmation code 2572167, or (412) 317-6671 from international locations, and entering confirmation code 2572167.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events.cfm. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN) is a pioneer in Nutrigenomics - a new science dedicated to biohacking the human aging code. The company is engaged in the identification, research, development and distribution of advanced nutraceutical dietary supplements and skin and hair care products, including Protandim®, a line of scientifically-validated dietary supplements; TrueScience®, a line of Nrf2 infused skin care and hair care products; Petandim™ for Dogs, a companion pet supplement formulated to combat oxidative stress in dogs; Axio® Smart Energy Drink mixes; PhysIQ™, a Smart Weight Management System; and Omega+, a 3-in-1 fish oil supplement. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. For more information, visit www.lifevantage.com
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", "goal", “may be”, and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding the benefits of our key initiatives, future growth and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-

GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:

Scott Van Winkle, ICR
(617) 956-6736, scott.vanwinkle@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share data)	September 30, 2018	June 30, 2018
ASSETS
Current assets
Cash and cash equivalents	$17,123	$16,652
Accounts receivable	2,367	2,067
Income tax receivable	1,360	451
Inventory, net	13,281	13,627
Prepaid expenses and other	6,400	6,141
Total current assets	40,531	38,938

Property and equipment, net	6,063	6,587
Intangible assets, net	1,082	1,115
Long-term deferred income tax asset	3,023	3,255
Other long-term assets	1,222	1,247
TOTAL ASSETS	$51,921	$51,142

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,930	$3,813
Commissions payable	7,867	7,546
Income tax payable	10	39
Other accrued expenses	9,786	10,407
Current portion of long-term debt	2,000	2,000
Total current liabilities	23,593	23,805

Long-term debt
Principal amount	3,000	3,500
Less: unamortized discount and deferred offering costs	(79)	(88)
Long-term debt, net of unamortized discount and deferred offering costs	2,921	3,412
Other long-term liabilities	1,876	1,978
Total liabilities	28,390	29,195
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 14,103 and 14,073 issued and outstanding as of September 30, 2018 and June 30, 2018, respectively	1	1
Additional paid-in capital	125,464	124,663
Accumulated deficit	(101,823)	(102,731)
Accumulated other comprehensive income (loss)	(111)	14
Total stockholders’ equity	23,531	21,947
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,921	$51,142

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,
(In thousands, except per share data)	2018	2017
Revenue, net	$55,609	$49,127
Cost of sales	9,199	8,739
Gross profit	46,410	40,388

Operating expenses:
Commissions and incentives	27,785	23,409
Selling, general and administrative	17,301	15,581
Total operating expenses	45,086	38,990
Operating income	1,324	1,398

Other expense:
Interest expense	(110)	(162)
Other income (expense), net	(49)	22
Total other expense	(159)	(140)
Income before income taxes	1,165	1,258
Income tax expense	(254)	(441)
Net income	$911	$817
Net income per share:
Basic	$0.07	$0.06
Diluted	$0.06	$0.06
Weighted-average shares outstanding:
Basic	13,987	13,963
Diluted	15,126	14,080

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

	Revenue by Region
	(unaudited)

	Three Months Ended September 30,
(In thousands)	2018		2017
Americas	$41,079	74%	$36,163	74%
Asia/Pacific & Europe	14,530	26%	12,964	26%
Total	$55,609	100%	$49,127	100%

	Active Independent Distributors (1)
	(unaudited)

	As of September 30,
	2018		2017
Americas	46,000	70%	45,000	71%
Asia/Pacific & Europe	20,000	30%	18,000	29%
Total	66,000	100%	63,000	100%

	Active Customers (2)
	(unaudited)

	As of September 30,
	2018		2017
Americas	96,000	81%	87,000	80%
Asia/Pacific & Europe	23,000	19%	22,000	20%
Total	119,000	100%	109,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2018	2017
GAAP Net income	$911	$817
Interest Expense	110	162
Provision for income taxes	254	441
Depreciation and amortization	441	350
Non-GAAP EBITDA:	1,716	1,770
Adjustments:
Stock compensation expense	1,333	623
Other (income) expense, net	49	(22)
Other adjustments(1)	162	291
Total adjustments	1,544	892
Non-GAAP Adjusted EBITDA	$3,260	$2,662

(1) Other adjustments breakout:
Class-action lawsuit expenses	$3	$196
Executive team severance expenses, net	(79)	—
Executive team recruiting and transition expenses	—	44
Other nonrecurring legal expenses	238	51
Total adjustments	$162	$291

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2018	2017
GAAP Net income	$911	$817
Adjustments:
Executive team severance expenses, net	(79)	—
Executive team recruiting and transition expenses	—	44
Class-action lawsuit expenses	3	196
Other nonrecurring legal and accounting expenses	238	51
Tax impact of adjustments(1)	(35)	(102)
Total adjustments, net of tax	127	189
Non-GAAP Net Income:	$1,038	$1,006

	Three Months Ended September 30,
	2018	2017
Diluted earnings per share, as reported	$0.06	$0.06
Total adjustments, net of tax	0.01	0.01
Diluted earnings per share, as adjusted	$0.07	$0.07

(1) Tax impact of adjustments excludes the effect of the one-time deferred tax asset adjustment.